UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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UFP TECHNOLOGIES, INC.
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED APRIL 15, 2020

UFP TECHNOLOGIES, INC.

100 HALE STREET

NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

of

UFP TECHNOLOGIES, INC.

To Be Held on June 10, 2020

The Annual Meeting of Stockholders of UFP Technologies, Inc. (the “Company”) will be held on June 10, 2020, at 10:00 a.m., Eastern Daylight Time. There will be no physical meeting location. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UFPT2020 and entering your 16-digit control number included in your proxy materials or on your proxy card. The Annual Meeting will be for the following purposes:

1.	To elect the three Class III directors identified in the accompanying proxy statement to serve, if Proposal No. 2 is approved, until the 2021 Annual Meeting of Stockholders, and if Proposal No. 2 is not approved, until the 2023 Annual Meeting of Stockholders and, in either case, until their successors are duly elected;

2.	To amend the Company’s Certificate of Incorporation, as amended to date, to eliminate the classified structure of our Board of Directors and provide for the annual election of directors;

3.	To vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

5.	To transact such other business as may properly come before the 2020 Annual Meeting of Stockholders, and at any adjournment or postponement thereof.

The Board of Directors has fixed April 13, 2020 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 4, 2020.

You are cordially invited to attend the virtual Annual Meeting.

By Order of the Board of Directors
Christopher P. Litterio Secretary

Newburyport, Massachusetts

April 28, 2020

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE COMPANY’S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 10, 2020: This Proxy Statement, the Company’s Annual Report for the fiscal year ended December 31, 2019 and the Proxy Card are available at the Company’s website, www.ufpt.com/investors/filings.html.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED APRIL 15, 2020

UFP TECHNOLOGIES, INC.

100 HALE STREET NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2020

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of UFP Technologies, Inc., a Delaware Corporation (the “Company”) with its principal executive offices at 100 Hale Street, Newburyport, MA 01950-3504, for use at the Annual Meeting of Stockholders to be held on June 10, 2020, and at any adjournment or postponement thereof (the “Meeting”). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 4, 2020. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

Only stockholders of record at the close of business on April 13, 2020 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,482,844 shares of Common Stock, $0.01 par value (the “Common Stock”), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

Due to the coronavirus (COVID-19) pandemic and out of an abundance of caution to support the health and well-being of our employees, stockholders, and communities, the Meeting will be held as a virtual meeting only, via a live audio webcast. There will be no physical meeting location. You will be able to attend the meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UFPT2020 and entering your 16-digit control number included in your proxy materials or on your proxy card. Even though the Meeting is being held virtually, stockholders will still have the ability to participate in, hear others, and ask questions during the Meeting.

The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on June 10, 2020. Online check-in will begin promptly at 9:45 a.m. Eastern Daylight Time on that date, and you should allow ample time for the online check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/UFPT2020.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, as amended to date, our Board of Directors is “classified” into three classes serving staggered three-year terms, with R. Jeffrey Bailly and Marc Kozin being designated Class I directors, Thomas Oberdorf and Lucia Luce Quinn being designated Class II directors, and Robert W. Pierce, Jr., Daniel C. Croteau, and Cynthia L. Feldmann being designated Class III directors. The members of our Board of Directors hold office until their successors are elected and qualified or until their earlier resignation or removal. The size of our Board of Directors is currently set at seven members.

Class I directors will serve until the annual meeting of our stockholders to be held in 2021, and Class II directors will serve until the annual meeting of our stockholders to be held in 2022. The terms of the current Class III directors will expire on the date of the upcoming 2020 Annual Meeting of Stockholders. Accordingly, three persons are to be elected to serve as Class III directors at the 2020 Annual Meeting of Stockholders. Management’s nominees for election by the stockholders to those three positions are the current Class III members of the Board of Directors, Mr. Pierce, Mr. Croteau, and Ms. Feldmann.

As explained in further detail in Proposal No. 2 of this proxy statement, the Board of Directors is proposing to amend our Certificate of Incorporation to move to annual elections of all of our directors. This action cannot take place, however, until approved by our stockholders. Accordingly, if the proposed amendment in Proposal No. 2 is not approved by our stockholders, the three Class III nominees will be elected to a three-year term expiring at the 2023 annual meeting of our stockholders. If our stockholders approve Proposal No. 2 to amend our Certificate of Incorporation to move to annual election of all of our directors, then the Class III nominees will be elected to a one-year term expiring at the 2021 annual meeting of our stockholders.

Each nominee has indicated his or her willingness to serve, if elected. It is the intention of the persons named as proxies to vote for the election of the nominees. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. We have no reason to believe that any of the Class III nominees will be unable to serve if elected. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

The following table sets forth certain information with respect to each of our current directors and nominees for director. When used below, positions held with the Company include positions held with the Company’s predecessors and subsidiaries:

					Board Committees
Name	Age	Position	Director Since	Year Term Expires/ Will Expire If Elected, Class*	Audit Committee	Compensation Committee	Nominating Committee
R. Jeffrey Bailly	58	President, Chief Executive Officer and Chairman of the Board of Directors	1995	2021, Class I
Thomas Oberdorf	62	Director	2004	2022, Class II	X		X
Marc Kozin†	58	Director	2006	2021, Class I		X	X (Chair)
Robert W. Pierce, Jr.	66	Director	2008	2021 or 2023, Class III	X		X
Lucia Luce Quinn	66	Director	2013	2022, Class II		X (Chair)	X
Daniel C. Croteau	54	Director	2015	2021 or 2023, Class III		X	X
Cynthia L. Feldmann	67	Director	2017	2021 or 2023, Class III	X (Chair)		X

*	If our stockholders approve Proposal No. 2 to amend our Certificate of Incorporation to move to annual election of all of our directors, then the Class III nominees will be elected to a one-year term expiring at the 2021 annual meeting of our stockholders. If the proposed amendment in Proposal No. 2 is not approved by our stockholders, then the Class III nominees will be elected to a three-year term expiring at the 2023 annual meeting of our stockholders.
†	Lead Independent Director

Mr. Bailly has served as Chairman of the Company since October 2006 and as Chief Executive Officer, President, and a director since January 1, 1995. He joined the Company in 1988 and served as a Division Manager (1989-1992), General Manager Northeast Operations (1992-1994), and as its Vice President of Operations (1994-1995). From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of World Presidents’ Organization. As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in operations, accounting, finance, mergers and acquisitions, and executive leadership within a manufacturing environment that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Kozin has served as a director of the Company since 2006. Mr. Kozin served as President of L.E.K. Consulting from 1997 through 2011 and as a senior Advisor from 2011 through 2018. In January, 2019, Mr. Kozin joined the board of Dicerna Pharmaceuticals, a leading developer of investigational ribonucleic acid interference (RNAi) therapeutics. In 2012, Mr. Kozin joined the board of Endocyte (Nasdaq: ECYT), a small molecule targeted therapeutic company that has since been sold to Novartis. In January 2014 Mr. Kozin joined the board of OvaScience, Inc. (Nasdaq: OVAS), a life sciences company focused on the discovery, development and commercialization of new fertility treatments that has since merged with Millendo Therapeutics. In January 2013, Mr. Kozin joined the Strategic Advisory Board of Healthcare Royalty Partners. Previously, Mr. Kozin served on the boards of directors of Dyax, Flex Pharma, Crunchtime! Information Systems, Medical Simulation Corporation, Brandwise, Lynx Therapeutics, Inc. and Assurance Medical, Inc. As a result of these and other professional experiences, Mr. Kozin possesses particular knowledge and experience in strategic planning and leadership consulting of complex organizations that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Oberdorf has served as a director of the Company since 2004. Presently Mr. Oberdorf is Chief Executive Officer and Chairman of SIRVA, Inc. a leading global provider of moving and relocation services to corporations, consumers and governments. From August 2010 through March 2011, Mr. Oberdorf consulted for Orchard Brands, a multi-channel marketer of men’s and women’s apparel for the 55+ market segment. From December 2008 through August 2010, Mr. Oberdorf was Executive Vice President and Chief Financial Officer of infoGROUP, Inc., which provides business and consumer databases for sales leads and mailing lists, database marketing services, data processing services, e-mail marketing, market research, and sales and marketing solutions. From June 2006 through 2008, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of Getty Images Inc., the world’s leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. From March 2002 through June 2006, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company, where he served as a consultant from November 2001 through February 2002. From February 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG’s subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment—Finance. As a result of these and other professional experiences, Mr. Oberdorf possesses particular knowledge and experience in manufacturing and accounting, finance, capital markets, and public company experience that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Pierce has served as a director of the Company since June 2008. Mr. Pierce serves as Chief Executive Officer, Chairman, and Co-Owner of Pierce Aluminum Companies, Inc. Pierce Aluminum supplies aluminum raw stock and finished goods to the marine, aerospace, medical, transportation, and defense industries. Over the last 40 years, Mr. Pierce has overseen the growth of the company from a small operating warehouse in Canton, Massachusetts, to a state of the art 150,000 square foot production facility and distribution center in Franklin, Massachusetts and eleven regional warehouses across the country. Mr. Pierce has served on the boards of directors of McLean Hospital since 2010, Crohn’s and Colitis Foundation of America—New England Chapter since 2010, Mass General Hospital for Children Business Advisory Board since 2000, and Overseers Marine Biological Laboratory Woods Hole, Massachusetts since 2009. Mr. Pierce is a past board member of the National Association of Aluminum Distributors. As a result of these and other professional experiences, Mr. Pierce possesses particular knowledge and experience in manufacturing and design, innovation, engineering, sales and marketing, organizational growth and executive leadership within a manufacturing environment that strengthen the Board’s collective qualifications, skills, and experience.

Ms. Quinn has served as a director of the Company since December 2013. In early 2019, Ms. Quinn accepted a position as Chief People Officer and Head of Corporate Communications at WuXi NextCODE, a leading contract genomics and data-sourcing, analytics and insights organization providing global biopharma partners with deep end-to-end discovery services such as population-scale, disease-specific data sourcing, high quality sequencing, robust analysis software tools for mining massive datasets and statistical analysis, AI and quantum computing. In October 2016, Ms. Quinn accepted the position of Strategic Advisor at Shepley Bulfinch, a national architecture firm. Previously, Ms. Quinn served as Chief People Officer of Forrester Research, Inc., a $340 million global research and advisory firm from June 2013 until 2018. From June 2012 through May 2013, Ms. Quinn consulted with Truepoint Partners, a strategic planning and organization development consulting firm. From June 2010 through April 2012 Ms. Quinn was Senior Vice President, Global Human Resources and Corporate Affairs for Convatec, Inc., a $1.6 billion medical device and products company. From March 2005 through September 2009 Ms. Quinn was Executive Vice President, Global Human Resources at Boston Scientific, an $8 billion medical solutions provider. Prior to that, Ms. Quinn served in various leadership and operations capacities at Quest Diagnostics, Allied Signal/Honeywell, Digital Equipment Corp. and Westinghouse Electric Corp. Ms. Quinn also served as a trustee of Simmons College from 1996 to 2011, including chairing the Technology and Executive Compensation committees and serving as Chair of the Board of Trustees for five years. Ms. Quinn possesses particular knowledge and experience in human resources, strategic planning and leadership consulting for complex organizations that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Croteau has served as a director of the Company since December 2015. Presently Mr. Croteau is the CEO of Surgical Specialties Corporation, a private equity-backed company that specializes in high performance wound closure products and surgical knives. Surgical Specialties Corporation has a global sales and marketing organization and operates manufacturing facilities in the United States, China, England, Germany, Puerto Rico, and Mexico. Mr. Croteau was the Chief Executive Officer of Vention Medical from January 2011 until March 2017, when he resigned in connection with the acquisition of Vention Medical by Nordson Corporation and the divestiture of the Vention Device Manufacturing Services business unit to MedPlast Inc. Vention Medical provides component manufacturing, assembly and design services for disposable medical devices, with fourteen facilities across the United States, Central America, Ireland and Israel. Prior to assuming his role with Vention Medical, Mr. Croteau was President of FlexMedical from July 2005 through December 2010. FlexMedical is the medical division of Flex (Nasdaq: FLEX), which provides manufacturing and supply chain services for disposable medical devices, medical equipment, and drug delivery devices. From July 2004 to June 2005, Mr. Croteau served as the Executive Vice President and General Manager of Orthopedics for Accellent (renamed Lake Region Medical in 2014 and now a division of Integer), a manufacturer of specialty components and finished medical devices used in orthopedic, cardiology, and surgical devices. From August 1999 to June 2004, Mr. Croteau served as an executive at MedSource Technologies, which was merged in June 2004 with UTI Corporation to form Accellent. As Senior Vice President at MedSource Technologies, Mr. Croteau was responsible for sales, marketing, strategy and acquisitions. Prior to entering the medical device industry in 1999, Mr. Croteau spent the majority of his career in various roles at General Electric, and working as a consultant for Booz & Company in Sydney, Australia. Mr. Croteau has a Bachelor of Science degree in mechanical engineering from the University of Vermont and a Master of Business Administration from Harvard Business School. Since May 2019, Mr. Croteau has served on the board of directors of Resonetics, a privately held micro manufacturing services company providing micro components to global medical device companies. From October 2014 to March 2018, Mr. Croteau also served as a member of the board of directors of Inventus Power, a privately held, global manufacturer of custom battery packs, chargers and portable power supply systems. As a result of these and other professional experiences, Mr. Croteau possesses knowledge and experience in manufacturing and design, particularly in the medical device industry, that strengthen the Board’s collective qualifications, skills and experience.

Ms. Feldmann has served as a director of the Company since June 2017. Since 2005, Ms. Feldmann has served on the board of directors of STERIS PLC (NYSE: STE), an NYSE-listed $10 billion provider of infection prevention, decontamination, and health science technologies, products and services. She is a member of STERIS’ Audit Committee and Compliance Committee, and was previously Chair of the Audit Committee. Ms. Feldmann also served from 2003 to January 1, 2018 on the board of directors of Hanger Inc. (NYSE: HNGR), a $500 million provider of orthotic and prosthetic services and products, and the largest orthotic and prosthetic managed care network in the U.S. Ms. Feldmann served on the Audit Committee, including as Chair of the Audit Committee, the Compensation Committee and the Quality and Technology Committee of Hanger. Ms. Feldmann currently serves on the board of directors and is the chair of the Finance Committee of Falmouth Academy, an academically rigorous, co-ed college preparatory day school for grades 7 to 12. Ms. Feldmann previously served as a director (and chair of the Audit Committee and as a member of the Nominating and Governance, Compensation, and Quality and Technology Committees) of Heartware International, Inc., a Nasdaq-listed medical device company, from 2012 until its acquisition by Medtronic in August 2016. From 2012 to 2013, Ms. Feldmann served on the board of and chaired the Audit and Compliance Committees of Atrius Health, a non-profit organization comprised of six leading Boston area physician groups representing more than 1,000 physicians serving nearly 1 million adult and pediatric patients. Ms. Feldmann was also a member of the board and served as Chair of the Audit Committee of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components from 2006 to 2009. She was the President and Founder of Jetty Lane Associates, a consulting firm, from 2005 until 2012. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston based law firm, with a specialty in serving life sciences companies. From 1994 to 2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP) from 1989 to 1994, among other leadership positions she held during her 19-year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997 to 2001. Ms. Feldmann is a retired CPA and holds a Masters Professional Director Certification from the American College of Corporate Directors. As a result of these and other professional experiences, Ms. Feldmann possesses particular knowledge and experience in accounting, finance, and capital markets, and public company experience particularly in the medical device industry, that strengthen the Board’s collective qualifications, skills and experience.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. Votes withheld and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Meeting will be elected as directors. Proxies solicited by the Board will be voted “for” the nominees listed above unless a stockholder has indicated otherwise in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CLASS III NOMINEES LISTED ABOVE TO SERVE UNTIL THE ANNUAL MEETING OF OUR STOCKHOLDERS IN 2021 OR 2023, AS DESCRIBED ABOVE.

PROPOSAL NO. 2

PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Our certificate of incorporation (as amended, the “Certificate of Incorporation”) currently provides that the Board of Directors shall be divided into three classes, with each class to consist of approximately the same number of directors, with each class to consist, as nearly as may be possible, of one-third of the total number of directors. Directors in each class are elected to a three-year term on a staggered basis so that a single class of directors is nominated for election at each annual meeting of the Company’s stockholders. After careful consideration, the Board of Directors has unanimously determined that it would be in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors, as described below. If this Proposal No. 2 is approved by the Company’s stockholders, the Certificate of Incorporation will be amended by making the additions and deletions related to the classification and election of the Board of Directors contained in the Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”), substantially in the form attached hereto as Appendix A.

If this Proposal No. 2 is approved by the Company’s stockholders, then:

•	all current directors will continue to serve for the remainder of their existing three-year terms;
•	at the 2020 Annual Meeting of Stockholders, nominees for Class III directors will stand for election to a one-year term;
•	at the 2021 Annual Meeting of Stockholders, nominees for Class I and Class III directors will stand for election to one-year terms; and
•	commencing with the 2022 Annual Meeting of Stockholders, the Board of Directors will cease to be classified and all directors will be elected annually, with nominees standing for election to one-year terms.

Vacancies and newly created directorships that arise during the year may be filled by the Board of Directors and any director so appointed shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, and if no such class exists, as shall be the case beginning with the 2022 Annual Meeting of Stockholders if this Proposal No. 2 is approved by the Company’s stockholders, each director so named shall serve for a term that will expire at the next annual meeting of stockholders.

If this Proposal No. 2 is approved by the Company’s stockholders, this proposal will become effective upon the filing of the Certificate of Amendment, substantially in the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware. The Company anticipates that it would cause the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to occur promptly after it is determined that Proposal No. 2 has been approved by the requisite vote of the Company’s stockholders at the 2020 Annual Meeting of Stockholders. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board of Directors reserves the right to abandon the changes to declassify the Board of Directors and not to file the Certificate of Amendment, even if Proposal No. 2 is approved by the Company’s stockholders at the 2020 Annual Meeting of Stockholders.

If this Proposal No. 2 is not approved by the Company’s stockholders, then the Board of Directors will remain classified, and the Class III directors who are elected at the 2020 Annual Meeting of Stockholders will be elected for three-year terms, expiring in 2023. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier resignation, removal, disqualification, departure or death, and subsequent nominees for seats on the Board of Directors will continue to stand for election for three-year terms.

Our Board of Directors has approved an amendment and restatement of our bylaws to reflect updates to Delaware law that require that directors may be removed by a majority of shares entitled to vote at an election of directors, rather than a super-majority of stockholders, as our bylaws currently provide. As a result of this amendment and restatement, which will become effective as of the date of the Meeting, our bylaws will be changed by making the additions and deletions shown in the text of our amended and restated bylaws attached hereto as Appendix B. These modifications to our bylaws will be effected regardless of the outcome on Proposal No. 2.

The Board of Directors recognizes that a classified board structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take longer-term perspectives and ensuring that a majority of the Board of Directors will always have prior experience with the Company. Additionally, classified boards may provide protection against unwanted takeovers and proxy contests as they make it more difficult for a stockholder to gain control of the Board of Directors without the cooperation or approval of incumbent directors. However, the Board of Directors also recognizes that a classified structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

In determining whether to support declassification of the Board of Directors, the Board of Directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and its stockholders to declassify the Board of Directors.

Vote Required

This Proposal No. 2 to amend the Company’s Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors will be approved if it receives the affirmative vote of a majority of the shares of common stock entitled to vote on this proposal at the Meeting. Abstentions will have the effect of being cast against Proposal No. 2, even though the stockholder so abstaining may intend a different interpretation. Broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

EXECUTIVE OFFICERS

The names of the Company’s current executive officers, who are not also directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Ronald J. Lataille	58	Senior Vice President, Treasurer, and Chief Financial Officer
Mitchell C. Rock	52	Senior Vice President of Sales and Marketing and General Manager of Medical
William David Smith	57	Senior Vice President Operational Excellence and Shared Services
Christopher P. Litterio	57	General Counsel, Secretary, and Senior Vice President of Human Resources
Daniel J. Shaw, Jr.	59	Vice President of Research and Development

Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc., from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. From 1984 to 1991, Mr. Lataille, a certified public accountant, was employed by Coopers & Lybrand.

Mr. Rock initially joined the Company in 1991 and served as Director, Sales and Marketing of the Company’s Moulded Fibre division (now “Molded Fiber”). From May 1999 through October 2000, Mr. Rock served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Rock rejoined the Company in April 2001 as Vice President, Sales and Marketing of the Company’s Moulded Fibre division and served as Vice President of Sales and Marketing for the entire Company from May 2002 to June 2014. Since June 2014, Mr. Rock has served as the Company’s Senior Vice President of Sales and Marketing. Since January 1, 2020 Mr. Rock also serves as General Manager, Medical. Since 2016, Mr. Rock has also served on the board of directors of Outlook Amusements, Inc., an entertainment company specializing in advice-based products and services.

Mr. Smith joined the Company in August 2013 as Vice President of Operations. Since June 2014, he has served as Senior Vice President of Operations. Since January 1, 2020, Mr. Smith has served as Senior Vice President Operational Excellence and Shared Services. Prior to joining the Company, Mr. Smith spent nearly 25 years at Rogers Corporation, Inc., in various capacities. His most recent role at Rogers was Vice President and General Manager of their $180 million high performance foam division.

Mr. Litterio joined the Company in November 2017 as its first General Counsel and Senior Vice President of Human Resources. From 1989 until 2017, Mr. Litterio was engaged in the private practice of law at Ruberto, Israel & Weiner, PC, a Boston-based law firm, where he focused on complex business litigation and employment law. From 2005 until 2017, he served as the firm’s managing partner, and from 2000 until 2005, he was the chair of the firm’s litigation department.

Mr. Shaw joined the Company in 1983 and served as a Corporate Industrial Engineer through September 1992. From October 1992 through September 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May 2000 as Director of Product Development. From June 2000 through May 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division and from May 2002 through June 2014 Mr. Shaw served as corporate Vice President, Engineering. Since June 2014, Mr. Shaw has served as Vice President of Research and Development.

Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held four meetings during 2019. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee each such director served on during 2019. All of the Company’s directors are encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Company’s directors were in attendance at the Company’s 2019 Annual Meeting.

Independence, Diversity, Leadership Structure and Board Committees

Independence

The Company’s Common Stock is listed on the NASDAQ Stock Market LLC, or Nasdaq, and Nasdaq’s listing standards relating to director independence apply to the Company. The Board of Directors has determined that the following current directors are independent under applicable Nasdaq listing standards: Messrs. Croteau, Kozin, Oberdorf and Pierce, as well as Ms. Quinn and Ms. Feldmann. In making its independence determination with respect to Mr. Croteau, the Board of Directors determined that Mr. Croteau’s position as Chief Executive Officer of a customer of the Company, Surgical Specialties Corporation, also did not impair his independence. All of the Company’s transactions with Surgical Specialties Corporation were conducted on arm’s length terms in the ordinary course of business, and the amount involved in transactions in 2018 and 2019 was approximately $30,000 and $72,000, respectively, which represented less than 0.01% and 0.04% of the Company’s revenues, respectively.

Diversity

The Company strives to have the members of its Board of Directors possess a diverse set of skills and background so as to best provide guidance to the management team and oversight to the Company. While the Nominating Committee does not have a formal policy in this regard, the Nominating Committee views diversity broadly to include a diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Skills sought include financial, capital markets, manufacturing, engineering, executive leadership, sales and marketing, organizational growth, human resources and strategic planning. The Company believes that it has a minimum of one director for each of these skills.

Leadership Structure

As noted above, our Board of Directors is currently comprised of seven directors, six of whom are independent under applicable standards.

Mr. Bailly has served as Chief Executive Officer and member of the Board since January 1, 1995. He has served as Chairman of the Board since 2006.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts and provides clear leadership for the Company.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board also believes it is appropriate for the independent directors to elect one independent director to serve as a Lead Independent Director. In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to: (1) coordinate with the Chairman of the Board and Chief Executive Officer in establishing the agenda and topic items for Board meetings; (2) retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and (3) perform such other functions as the independent directors may designate from time to time. Mr. Kozin currently serves as the Lead Independent Director, a position he has held since January 2015.

Our overall leadership structure consists of a single individual serving as Chief Executive Officer and Chairman of the Board, with independent and experienced directors making up the majority of our Board and independent oversight provided by our Lead Independent Director.  We believe that this structure benefits the Company and its stockholders.

Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board of Directors has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) the Company’s policies with respect to risk assessment and risk management as well as the Company’s significant areas of financial risk exposure and (b) the Company’s system of disclosure controls and procedures and system of internal controls over financial reporting. Our Compensation Committee also considers and addresses risk as it performs its committee responsibilities. Both committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company’s management is responsible for day-to-day risk management. Our Treasury, Finance, and Internal Audit functions serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face, and our Board leadership structure supports this approach.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. The Company also has a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Company requires all of its directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Ethics for Senior Financial Officers, as amended, is available at the Company’s website, www.ufpt.com/investors/governance.html as an attachment to the Company’s Code of Business Conduct and Ethics. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Nominating Committee

The Board of Directors has a Nominating Committee, which met on one occasion in 2019, and is currently composed of Messrs. Kozin, Oberdorf, Croteau and Pierce, as well as Ms. Quinn and Ms. Feldmann, each of whom is an independent director under applicable Nasdaq standards. Mr. Kozin serves as Chair. Director nominees are selected by the Nominating Committee. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Nominating Committee Charter is available at the Company’s website, www.ufpt.com/investors/governance.html. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy and experience in the context of the needs of the Board, and concern for the long-term interests of the stockholders. The Nominating Committee does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for election as a director at the 2021 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” below.

Compensation Committee

The Board of Directors has a Compensation Committee, which met on six occasions in 2019, and is currently composed of Messrs. Kozin and Croteau and Ms. Quinn, each of whom is an independent director under applicable Nasdaq standards. Ms. Quinn serves as the Chair. The Compensation Committee operates pursuant to a written charter (the “Compensation Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at the Company’s website, www.ufpt.com/investors/governance.html. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries and bonuses for the Company’s executive officers, individuals to whom stock options, and other equity-based awards are granted, and the terms upon which such grants and awards are made, adopting incentive plans, overseeing risks associated with the Company’s compensation policies and practices, evaluating the performance of the Company’s executive officers, reviewing with management compensation disclosures to be included in the Company’s filings with the Securities and Exchange Commission (“SEC”), and determining director compensation, benefits and overall compensation. The Compensation Committee has the sole discretion and express authority to retain and terminate any compensation consultant, including sole authority to approve the consultant’s fees and other retention terms.

For a further description of the Company’s determination of executive and director compensation, see “Executive Compensation” below.

Audit Committee

The Board of Directors has an Audit Committee, which met on seven occasions in 2019, and is currently composed of Messrs. Pierce and Oberdorf and Ms. Feldmann, each of whom meets the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Ms. Feldmann serves as Chair. The Board of Directors had determined that each of Ms. Feldmann and Mr. Oberdorf qualifies as an “audit committee financial expert”, as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”) that was adopted by the Board of Directors and that complies with currently applicable SEC rules and Nasdaq listing standards. The Audit Committee Charter is available at the Company’s website, www.ufpt.com/investors/governance.html. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements and (iii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm. The Audit Committee is also responsible for the maintenance of “whistle-blowing” procedures, and the oversight of certain other compliance matters. See “Report of the Audit Committee” below.

Report of the Audit Committee

The Audit Committee has:

•	Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2019;

•	Discussed with Grant Thornton, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	Received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and discussed with Grant Thornton Grant Thornton’s independence; and

•	Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit Committee of the Board of Directors:
Cynthia L. Feldmann, Chair Thomas Oberdorf Robert W. Pierce, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 13, 2020, with respect to the beneficial ownership of the Company’s Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock. This information is based upon information received from or on behalf of the named individuals. Unless otherwise indicated, (i) each person identified possesses sole voting and investment power with respect to the shares listed and (ii) the address for each person named below is: c/o UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts, 01950.

Name	Shares of Common Stock Beneficially Owned	Percentage of Class(1)
R. Jeffrey Bailly	415,333	5.55%
Daniel Croteau(2) (3)	14,018	*
Mitchell C. Rock	16,162	*
Ronald J. Lataille	64,890	*
William David Smith	7,824	*
Thomas Oberdorf(2)(3)	77,750	1.04%
Marc Kozin(2)(3)	43,360	*
Cynthia L. Feldmann(2)(3)	8,651	*
Robert W. Pierce, Jr.(2)(3)	77,748	1.04%
Lucia Luce Quinn(2)(3)	19,666	*
Christopher P. Litterio(2)	7,120	*
Renaissance Technologies LLC(4)	542,956	7.26%
800 Third Avenue New York, NY 10022
Blackrock, Inc.(5) 55 East 52nd Street New York, NY 10055	457,562	6.11%
All executive officers and directors as a group (12 persons)(2)(6)	767,136	10.14%

*	Less than one percent

(1)	Based upon 7,482,844 shares of Common Stock outstanding as of April 13, 2020.

(2)	Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days after April 13, 2020, as follows: 10,718 for Daniel Croteau, 25,396 for Thomas Oberdorf, 2,756 for Marc Kozin, 6,536 for Cynthia L. Feldmann, 15,636 for Robert W. Pierce, Jr., 14,986 for Lucia Luce Quinn, and 6,250 for Christopher P. Litterio.

(3)	Includes 907 shares issuable to each non-employee director within 60 days of April 13, 2020 pursuant to the vesting of stock unit awards.

(4)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC on February 13, 2020. As of December 31, 2019, Renaissance Technologies LLC had sole voting power over 525,312 shares, sole dispositive power over 541,584 shares, and voting and dispositive power over 1,372 shares.

(5)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Blackrock, Inc. on February 7, 2020. As of December 31, 2019, Blackrock, Inc. had sole voting power over 446,962 shares, and sole disposition power over 457,562 shares.

(6)	Includes an aggregate of 87,720 shares that the executive officers and directors have the right to acquire within 60 days after April 13, 2020 pursuant to the exercise of options and the vesting of stock unit awards.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Introduction and Scope

This section is intended to provide a context for the disclosures contained in this Proxy Statement with respect to our “named executive officers.” Our named executive officers are determined in accordance with SEC rules. Under such rules, our named executive officers for fiscal 2019 were Messrs. R. Jeffrey Bailly, Ronald J. Lataille, Mitchell C. Rock, Christopher P. Litterio and William David Smith. The 2019 compensation of our named executive officers is detailed in the tables that follow this section.

The Company’s compensation programs are determined by the Compensation Committee of the Board of Directors, which has the ongoing responsibility for establishing, implementing, and monitoring the Company’s executive compensation programs. The Compensation Committee operates in accordance with the Compensation Committee Charter that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at the Company’s website, www.ufpt.com/investors/governance.html.

Executive Summary

The Company is an innovative designer and custom manufacturer of components, subassemblies, products and packaging utilizing highly specialized foams, films, and plastics primarily for the medical market. The Company manufactures its products by converting raw materials using laminating, molding, radio frequency and impulse welding and fabricating manufacturing techniques. The Company is an important link in the medical device supply chain and a valued outsource partner to many of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices, disposable wound care products, infection prevention, minimally invasive surgery, wearables, orthopedic soft goods, and orthopedic implant packaging.

The Company is diversified by also providing highly engineered products and components to customers in the automotive, aerospace and defense, consumer, electronics and industrial markets. Typical applications of its products include military uniform and gear components, automotive interior trim, athletic padding, environmentally friendly protective packaging, air filtration, abrasive nail files, and protective cases and inserts.

Our industry is fragmented across numerous competing entities. Our ability to compete effectively depends to a large extent on our ability to identify, recruit, develop and retain key management personnel. We believe this requires a competitive compensation structure as compared to other companies of a similar size in the same or similar industries.

The compensation programs for our named executive officers are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating stockholder value. While it is critical that our compensation programs allow for the recruitment and retention of highly qualified executives, it is also important that these programs are variable in nature such that performance is a key factor in realizing value. Accordingly, our programs combine competitive base salaries with annual cash incentives and long-term equity incentives. Specifically, we structure our named executive officer compensation to include:

•	Competitive base salary;

•	Stock grant (Chief Executive Officer only);

•	Performance-based cash incentive bonus;

•	Long-term incentives in the form of time-based and time- and performance-based restricted stock awards; and

•	Other common perquisites.

The compensation programs for the named executive officers provide equity incentives for a fixed dollar value with the number of shares being variable. The intent of this approach is to limit the amount of compensation variability resulting solely from fluctuations in the Company’s stock price while still providing variability in pay based upon the achievement of financial and individual objectives.

Stock Performance Graph

The following graph compares cumulative total stockholder return on our Common Stock since December 31, 2014 with the cumulative total return of the (1) NASDAQ Stock Market (US Companies), (2) SIC Codes 3080-3089 Miscellaneous Plastic Products, (3) SIC Code 3841 Surgical and Medical Instruments and Apparatus, (4) GICS 15103020 Paper Packaging and (5) the Company’s peer group, as determined by Radford, a national compensation consulting company engaged by our Compensation Committee in 2018 to perform a comprehensive comparative market study of the compensation programs offered to peer company executives and directors, as described in “Use of Compensation Consultants” below. This graph assumes the investment of $100 on December 31, 2014 in our Common Stock, and for comparison the companies that comprise each of (1) the NASDAQ Stock Market, (2) SIC Codes 3080-3089 Miscellaneous Plastic Products, (3) SIC Code 3841 Surgical and Medical Instruments and Apparatus, (4) GICS 15103020 Paper Packaging and (5) the Company’s peer group, as described above, and that all dividends were reinvested. Measurement points are the last trading day of each respective fiscal year. The Company’s change to SIC Code 3841 was approved by the SEC on December 4, 2019.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

December 2019

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UFP Technologies, Inc.
NASDAQ Stock Market (US Companies)
New SIC Code 3841
Old SIC Codes 3080-3089
GICS 15103020 Paper Packaging
Peer Group

Governance Developments

Our Board of Directors has taken the following steps to promote good corporate governance:

•	Expiration of Rights Plan—Through March, 2019, we had a stockholder rights plan designed to protect and enhance the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our Board of Directors and that would prevent stockholders from realizing the full value of their shares of our common stock. However, the rights may have had the effect of rendering more difficult or discouraging our acquisition; the rights may have caused substantial dilution to a person or group that attempted to acquire us on terms or in a manner not approved by our Board of Directors. On March 13, 2019, our Board of Directors voted not to replace the rights when they expired on March 19, 2019.

•	Proposal to Declassify our Board of Directors—As explained in further detail in Proposal No. 2, our Board of Directors has approved, and recommends that our stockholders approve at the 2020 Annual Meeting of Stockholders, an amendment to the Company’s Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.

In addition, the Compensation Committee and/or the full Board of Directors have previously adopted the following policies and practices to promote good corporate governance:

•	No Tax Gross-ups—the Company does not provide tax gross-ups to its named executive officers.

•	Anti-Hedging Policy—the Company established a policy prohibiting insider trading practices including the hedging of the Company’s stock by its employees, including its executive officers, and directors.

•	Anti-Pledging and Margin Account Policy – the Company established a policy prohibiting employees from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•	No Repricing of Stock Options—the Company’s equity incentive plans prohibit the repricing of stock options or other equity awards without the consent of our stockholders.

•	Buyouts of Underwater Options—the Company’s equity incentive plans prohibit the Company from buying out underwater stock options from executive officers.

•	Stock Ownership Guidelines—The Company has adopted stock ownership guidelines for the named executive officers and independent directors that are described in more detail below.

•	Clawback Policy—The Company has adopted a clawback policy that is described in more detail below.

•	Independent Compensation Committee—the Company’s Compensation Committee is comprised exclusively of independent directors.

•	Independent Consultants—the independent consultants who provided benchmarking data with respect to the named executive officers do not provide services to the Company other than at the direction of the Compensation Committee.

Philosophy and Objectives of the Company’s Compensation Programs

The primary objectives of our compensation programs are to:

•	Retain executive talent by offering compensation that is commensurate with pay at other companies of a similar size in similar industries, as adjusted for individual factors, and considering the complexity of the Company’s business;

•	Safeguard the interests of the Company and the Company’s stockholders;

•	Drive executive performance by having certain components of pay at risk and/or tied to Company and individual goal performance;

•	Be fair to employees, management and stockholders; and

•	Be well communicated and understood by program participants and stockholders.

The Compensation Committee believes that the most effective compensation program is one that provides a reasonable level of fixed income through competitive base salaries, equity grants and retirement benefits as well as additional rewards for achieving performance targets. The Compensation Committee also believes that these rewards should be in the form of both cash and non-cash and have some component subject to time-based vesting as a retention measure. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include time-based and time- and performance-based restricted stock awards as a significant element of prospective executive compensation, so that the value of a portion of an executive’s compensation is dependent upon both continued, long-term employment and company-wide performance measures.

The Company’s Decision-Making Process

The Role of the Compensation Committee—The Compensation Committee oversees the compensation and benefit programs for the named executive officers. The Compensation Committee is comprised solely of independent directors of the Board. The Compensation Committee works closely with management to examine the effectiveness of the Company’s executive compensation program. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which is available at the Company’s website, www.ufpt.com/investors/governance.html.

The Role of Management—The Chief Executive Officer also makes recommendations to the Compensation Committee about the compensation of the Company’s other named executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations before making a final determination of the compensation programs for the named executive officers. The Chief Executive Officer and the other named executive officers may not be present during voting or deliberations on his or her compensation.

Use of Compensation Consultants—In 2018, the Compensation Committee engaged Radford, a national compensation consulting firm (“Radford”), to perform an updated comprehensive comparative market study of the compensation programs offered to peer company executives and directors. The Compensation Committee used this information to evaluate and adjust executive and director compensation for fiscal 2019 and plans to use this information thereafter, as well. The competitive assessment done by Radford included a survey of the following 15 companies:

• Accuray Inc. • Atrion Corporation • CECO Environmental • Cutera, Inc. • DMC Global, Inc.	• Graham Corporation • Harvard Bioscience, Inc. • Hurco Companies, Inc. • Lantheus Holdings, Inc. • Lydall, Inc.	• Meridian Bioscience, Inc. • OraSure Technologies, Inc. • RTI Surgical, Inc. • SeaSpine Holdings Corporation • Surmodics, Inc.

Principal Elements of the 2019 Compensation Program

There were five principal elements of compensation for the named executive officers during fiscal 2019:

•	Base salary;

•	Stock grant (Chief Executive Officer only);

•	Performance-based cash incentive bonus;

•	Long-term incentives in the form of time-based and time- and performance-based restricted stock awards; and

•	Other common perquisites.

Base Salary—The base salaries established by the Compensation Committee for our named executive officers for fiscal 2019 are set forth below.

Named Executive Officer	Annual Base Salary ($)
R. Jeffrey Bailly	$580,000
Ronald J. Lataille	$345,000
Mitchell C. Rock	$330,000
William David Smith	$305,000
Christopher P. Litterio	$275,000

Base salaries were reviewed by the Compensation Committee in light of the market competitive assessment done by Radford in 2018 and the Company's philosophy of positioning executive compensation at or about the 50% percentile as compared to its peer group companies. Base salaries are reviewed by the Compensation Committee annually and, if appropriate, are adjusted. As detailed below under “Summary Compensation Table,” on February 24, 2020, the Compensation Committee approved increases to each of the above base salaries effective January 1, 2020.

Stock Grant—for the past several years, including fiscal 2019, the Company has granted to Mr. Bailly, its Chief Executive Officer, an award of Common Stock as a component of his overall compensation. The objective of this equity component is to greater align the Chief Executive Officer’s interests with those of the Company’s stockholders. The stock is typically issued to the Chief Executive Officer in the last two weeks of the fiscal year, assuming the Chief Executive Officer remains employed by the Company on that date. In 2019, consistent with the terms of his employment agreement, the Chief Executive Officer was granted shares valued at $400,000. See “Employment Contract” below.

Cash Incentive Bonus—in the beginning of each fiscal year, following approval by the Board of Directors of the Company’s strategic plan and budget, the Compensation Committee establishes, at its discretion, performance targets for the named executive officers’ cash incentive bonus. This performance-based cash bonus is based on the achievement of a combination of financial and individual objectives. Targeted payout levels were expressed as a percentage of base salary and established for each participant. An individual’s bonus components were determined by such individual’s title and/or role. Typically, the financial performance portion of the bonus fluctuates down and up based upon a degree by which the Company’s actual results fall short of or exceed the financial objective.

For 2019, the financial objectives were based upon targeted Adjusted Operating Income of $22,010,000. Adjusted Operating Income is operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2019. Actual Adjusted Operating Income was $24,707,821 for 2019. There were no adjustments to Operating Income in deriving this amount.

Individual bonus objectives for the named executive officers, other than Mr. Bailly, were designed to reward the achievement of goals related to, among other things, the following: regulatory compliance, achievement of sales targets from both new and base business, acquisition execution, improved employee engagement, research and development, and investor relations. Individual bonus objectives for Mr. Bailly were designed to reward the achievement of goals related to acquisitions, revenue growth from new customers and medical, and margin improvement.

For 2019, the following cash incentive bonuses were awarded by the Compensation Committee based upon the Company’s financial performance as well as the targeted payout levels and individual performance measures for each named executive officer:

R. Jeffrey Bailly—Mr. Bailly’s targeted payout level was 83.0% of base salary, or $480,000, with $280,000 tied to the Company’s financial performance and $200,000 tied to individual goals. The financial component of the incentive bonus for Mr. Bailly fluctuates by 10% of the amount by which the actual Adjusted Operating Income exceeds the targeted Adjusted Operating Income, with a maximum bonus of $700,000. To the extent that actual Adjusted Operating Income is less than 80% of targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is zero. To the extent that actual Adjusted Operating Income equals or exceeds 80% of targeted Adjusted Operating Income but is less than targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is determined as $140,000 (half of the targeted bonus) plus 3.18% of the amount by which actual Adjusted Operating Income exceeds 80% of targeted Adjusted Operating Income. Based upon the Company’s financial performance as well as an assessment of his performance for fiscal 2019, Mr. Bailly was awarded a total bonus amount of $699,782.

Ronald J. Lataille—Mr. Lataille’s targeted payout level was 40% of base salary, or $138,000. Based upon the Company’s financial performance as well as an assessment of his performance for fiscal 2019, Mr. Lataille was awarded a total bonus amount of $165,000.

Mitchell C. Rock—Mr. Rock’s targeted payout level was 40% of base salary, or $132,000. Based upon the company’s financial performance as well as an assessment of his performance for fiscal 2019, Mr. Rock was awarded a total bonus amount of $159,000.

William David Smith—Mr. Smith’s targeted payout level was 40% of base salary, or $122,000. Based upon the Company’s financial performance as well as an assessment of his performance for fiscal 2019, Mr. Smith was awarded a total bonus amount of $136,000.

Christopher P. Litterio—Mr. Litterio’s targeted payout level was 40% of base salary, or $110,000. Based upon the Company’s financial performance as well as an assessment of his performance for fiscal 2019, Mr. Litterio was awarded a total bonus amount of $123,000.

Long-term Incentives—it is the philosophy of the Company and the Compensation Committee to provide executives with long-term incentives and, thus, align their financial interests with those of the Company’s stockholders. The Company maintains a stock unit award program for the named executive officers under the 2003 Incentive Plan. The stock unit awards represent a right to receive shares of the Company’s Common Stock in varying amounts based on the achievement of certain financial performance objectives by the Company and time-based vesting requirements. For 2019, the following stock unit awards were approved by our Compensation Committee for grant to our named executive officers:

	Threshold(1)(2)		Target Adjusted Operating Income of $22,010,000(1)(2)		Exceptional Adjusted Operating Income of $25,311,500(1)(2)
	Number of shares	Grant Date Value	Number of shares	Grant Date Value	Number of shares	Grant Date Value
R. Jeffrey Bailly	6,069	$200,000	6,069	$200,000	6,069	$200,000
Ronald J. Lataille	3,793	$125,000	1,896	$62,500	1,896	$62,500
Mitchell C. Rock	3,793	$125,000	1,896	$62,500	1,896	$62,500
William David Smith	2,276	$75,000	1,138	$37,500	1,138	$37,500
Christopher P. Litterio	2,124	$70,000	1,062	$35,000	1,062	$35,000

(1)	The “Threshold” stock unit awards are subject to time vesting only. The “Target” and “Exceptional” stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of the Company’s targeted Adjusted Operating Income for fiscal 2019 of $22,010,000. Based upon the Company’s achievement of $24,707,821 in actual Adjusted Operating Income for its 2019 fiscal year, the Compensation Committee determined that the Target goal had been fully achieved and the Exceptional goal had been partially achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the “Threshold” and “Target” columns above and 81.7% of the stock unit awards set forth next to his name in the “Exceptional” column.

(2)	One-third of these awards vest on March 1, 2021, one-third of these awards vest on March 1, 2022 and one-third of these awards vest on March 1, 2023, provided that the recipient remains continuously employed by the Company through each such vesting date (except as set forth below) and the corresponding financial performance requirements are met. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company. With respect to Mr. Bailly, in the event of a cessation of employment by the Company without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately vested, regardless of such cessation of employment. In the event of a Change in Control of the Company (as defined in the stock unit award agreement evidencing the award) all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such Change in Control.

Other Practices, Policies & Guidelines

Stock Ownership Guidelines—the Company has adopted stock ownership guidelines for the named executive officers and independent directors. Under our stock ownership guidelines the Board has established a goal that (i) within five years after joining the Board, each non-employee director beneficially own Company stock valued at three times his or her annual base cash retainer fee, (ii) within five years after being appointed to his or her position, the Chief Executive Officer beneficially own Company stock valued at three times his or her base salary, and (iii) within five years after being appointed to his or her position, the other named executive officers beneficially own Company stock valued at one times his or her base salary.

Claw-back Policy—the Company has adopted a policy that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002, the Company’s Chief Executive Officer and Chief Financial Officer shall reimburse the Company for any incentive bonus, or other incentive award or any equity award or profit earned from the sale of Company securities, during the twelve-month period in which the financial statements applied.

Employee, Officer and Director Hedging—all Company personnel are prohibited from engaging in any of the following activities with respect to Company securities: (a) hedging or other similar arrangements with respect to the Company’s securities, including, without limitation, (i) short sales and (ii) buying or selling puts or calls (excluding options granted by the Company); and (b) holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Deferred Compensation Plan—in 2006, the Company implemented the UFP Technologies Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, named executive officers and other key employees are eligible to defer up to 90% of base salary and 100% of bonus and/or commissions into the plan. Investments of the deferrals are directed by the participants and returns on the deferrals are determined accordingly. Employer contributions into the Deferred Compensation Plan are discretionary and determined by the Compensation Committee. No employer contributions were made in 2019.

Supplemental Disability Insurance—named executive officers receive long-term disability insurance coverage to supplement the Company’s group long-term disability plan. The objective is to provide named executive officers with sufficient coverage to replace a significant portion of their wages in the event of disability. The premiums are paid for by the Company and amounted to approximately $24,607 in the aggregate for all named executive officers in 2019.

Profit Sharing/401(k) Plan—all employees, including named executive officers, who meet certain criteria are eligible to participate in the UFP Technologies, Inc. 401(k) Plan (the “401(k) Plan”). Participants in the 401(k) Plan can defer up to 20% of their gross compensation, subject to IRS limitations, on a pre-tax basis. The Company matches employee deferrals at a discretionary rate, which was 50% of employee deferrals up to a maximum of 2% of an employee’s gross wages in 2019. In addition, the Company may make an additional discretionary profit-sharing contribution which was approximately 1.2% of gross qualifying wages in 2019. No employee deferrals are required to receive an allocated portion of the profit-sharing contribution.

Perquisites—the Company provides welfare benefits to its named executive officers with officer contributions consistent with contributions to other UFP employees. The Chief Executive Officer is also eligible for additional perquisites including club and marina fees, life insurance and Company paid tax preparation fees. These Chief Executive Officer perquisites are offered principally to facilitate the Chief Executive Officer’s role as a Company representative within the community, and to entertain customers.

Policy on Equity-Based Award Timing and Pricing

The Company’s Board of Directors adopted a policy whereby equity-based awards are only to be granted by majority vote of members of the Compensation Committee at a committee meeting. The Company’s 2003 Incentive Plan establishes fair market value as the closing price on the date of grant of any equity security, including stock options, granted pursuant to such plan.

Stockholder Advisory Vote on Executive Compensation

In reviewing our 2019 compensation decisions and policies, we considered the results of our stockholders’ advisory vote to approve executive compensation, which was conducted at our 2019 annual meeting of stockholders last June. In the proxy statement provided to stockholders in connection with our 2019 annual meeting, the Company’s Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the 2019 annual meeting was required for advisory approval of this proposal. Over 82% of such shares were voted to approve, on an advisory basis, our executive compensation. We considered this vote as supportive of our compensation decisions and policies.

EXECUTIVE COMPENSATION

The following tables present information regarding compensation of each of the named executive officers for services rendered in fiscals 2019, 2018 and 2017. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above.

SUMMARY COMPENSATION TABLE—2019, 2018, 2017

Name and Principal Position	Year	Salary($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
R. Jeffrey Bailly President, Chief Executive Officer	2019 2018 2017	$580,000 $500,000 $485,000	$963,350 $692,800 $645,250	$699,782 $659,400 $450,950	$82,850 $89,878 $88,699	$2,325,982 $1,942,078 $1,669,899
Ronald J. Lataille Senior Vice President, Treasurer, Secretary and Chief Financial Officer	2019 2018 2017	$345,000 $290,000 $280,000	$238,500 $122,000 $102,188	$165,000 $147,000 $116,000	$23,422 $23,504 $22,976	$771,922 $582,504 $521,164
Mitchell C. Rock Senior Vice President of Sales and Marketing	2019 2018 2017	$330,000 $265,000 $255,000	$238,500 $122,000 $102,188	$159,000 $135,000 $103,000	$22,952 $23,050 $22,536	$750,452 $545,050 $482,724
William David Smith Senior Vice President of Operations	2019 2018 2017	$305,000 $265,000 $255,000	$143,140 $122,000 $102,188	$136,000 $125,000 $98,000	$26,537 $26,393 $25,442	$610,677 $538,393 $480,630
Christopher P. Litterio Senior Vice President of Human Resources and General Counsel	2019 2018 2017	$275,000 $265,000 $34,325	$133,600 $102,188 $83,820	$123,000 $120,000 $0	$18,853 $17,298 $21,619	$550,453 $504,486 $139,764

(1)	On February 24, 2020, the Compensation Committee approved increases in the base salaries of Messrs. Bailly, Lataille, Rock, Smith and Litterio to $600,000, $360,000, $345,000, $310,000 and $285,000, respectively, effective January 1, 2020.

(2)	The amounts included in the “Stock Awards” column represent the grant date fair value of stock unit awards granted to the named executive officers. Amounts shown do not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards are set forth under Note 1(l)—Share-Based Compensation, to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The grant date fair value is based upon the probable outcome of the performance conditions applicable to each award. Assuming the maximum share payout, which is earned when performance is at or above 115% of targeted Adjusted Operating Income, the grant date fair value of all stock awards granted in 2019 to each named executive officer would be as follows: for Mr. Bailly, $600,000; for Mr. Lataille, $250,000; for Mr. Rock, $250,000; for Mr. Smith $150,000 and for Mr. Litterio $140,000. In the case of Mr. Litterio, the amount also includes 15,000 stock options granted to him on December 13, 2017, with a strike price of $28.70, the closing price of the stock on that date. The $83,820 figure disclosed above was determined using the Black-Scholes model in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation, using a per share stock price of $5.588. In the case of Mr. Bailly, the amount also includes a grant of 8,532 shares of Common Stock issued on December 18, 2019 at the closing price of $46.88 on that date with a grant date fair value of $400,000.

(3)	Represents performance-based incentive bonuses earned in 2019, 2018 and 2017 that were paid in March 2020, 2019 and 2018, respectively.

(4)	Represents Company payments for (i) club and marina fees and tax preparation services for Mr. Bailly in 2019, 2018 and 2017 and (ii) car allowances, supplemental disability premiums and 401(k) contributions for each of the named executive officers in 2019, 2018 and 2017 and life insurance premiums paid by the Company for Mr. Bailly in the amount of $44,500, $54,000 and $54,000 in each of 2019, 2018 and 2017, respectively.

Employment Contract

On October 8, 2007, the Company entered into an employment agreement with Mr. Bailly, the Company’s President and Chief Executive Officer and the Chairman of the Company’s Board of Directors. The employment agreement is terminable by either party at any time, as provided below. On March 2, 2011 the Company and Mr. Bailly executed an amendment to the employment agreement. Pursuant to the terms of the amendment, effective January 1, 2012, Mr. Bailly’s annual salary increased from not less than $300,000 to not less than $350,000, and the Annual Stock Grant Award (as defined below) changed from 25,000 shares of the Company’s Common Stock to $300,000 worth of shares of the Company’s Common Stock. On February 18, 2013 the Company and Mr. Bailly executed another amendment to the employment agreement. Pursuant to the terms of the amendment, effective January 1, 2013, Mr. Bailly’s annual salary increased from not less than $350,000 to not less than $450,000, and the Annual Stock Grant Award changed from $300,000 worth of shares of the Company’s Common Stock to $400,000 worth of shares of the Company’s Common Stock. The amendment also eliminated the income tax gross-up on the Annual Stock Grant Award contemplated by the original employment agreement.

As amended, the employment agreement provides that Mr. Bailly will receive a minimum annual salary of $450,000 and consideration for discretionary bonuses. Pursuant to the agreement, Mr. Bailly will receive an annual stock grant award (the “Annual Stock Grant Award”) each year entitling him to receive on or before December 31 (the “Issue Date”) of each year an aggregate of $400,000 worth of shares of the Company’s Common Stock, provided that Mr. Bailly remains employed with the Company through the Issue Date of each such year. Annual Stock Grant Awards are to be made under the Company’s 2003 Incentive Plan.

Mr. Bailly’s employment agreement prohibits him from competing with the Company for a period of eighteen months following the termination of his employment for any reason. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company’s stock plans, fringe benefit plans and other employment benefits as may be generally available to senior executives of the Company, as well as for the direct payment or reimbursement of tax preparation fees, a car allowance, certain dues and fees relating to club memberships and other fringe benefits.

Under the terms of his employment agreement, if (i) Mr. Bailly’s employment with the Company is terminated by the Company without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with the Company for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement) of the Company, then the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for the Company under the tax code’s golden parachute rules. The agreement also provides that in the event of (i) a Change in Control of the Company or (ii) termination of Mr. Bailly’s employment by the Company without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. If Mr. Bailly’s employment with the Company is terminated by the Company without Cause, or if Mr. Bailly terminates his employment with the Company for Good Reason, the Company will continue to pay Mr. Bailly’s health insurance for up to thirty-six months.

Outstanding Equity Awards at Fiscal 2019 Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Jeffrey Bailly	—	—	—	—	36,024(4)	$1,787,151
Ronald J. Lataille	—	—	—	—	15,125(5)	$750,351
Mitchell C. Rock	—	—	—	—	15,125(5)	$750,351
William David Smith	—	—	—	—	12,231(6)	$606,780
Christopher P. Litterio	6,250(7)	3,750(7)	$28.70	12/13/2022	8,219(8)	$404,745

(1)	Exercise prices for all options granted to the named executive officers represent the closing price of the Common Stock on the date of grant.

(2)	Represents unvested stock unit awards granted pursuant to the Company’s 2003 Incentive Plan.

(3)	The market value of the stock unit awards that have not vested is calculated using the closing price of the Common Stock at the end of the Company’s last completed fiscal year. Accordingly, this value was determined based on the closing price of the Common Stock as of December 31, 2019, which was $49.61.

(4)	Includes (i) 8,952 stock unit awards that vested on March 1, 2020, (ii) 12,341 stock unit awards that vest on March 1, 2021, (iii) 9,032 stock unit awards that vest on March 1, 2022 and (iv) 5,699 stock awards that vest on March 1, 2023.

(5)	Includes (i) 3,731 stock unit awards that vested on March 1, 2020, (ii) 5,182 stock unit awards that vest on March 1, 2021, (iii) 3,799 stock unit awards that vest on March 1, 2022 and (iv) 2,413 stock awards that vest on March 1, 2023.

(6)	Includes (i) 3,731 stock unit awards that vested on March 1, 2020, (ii) 4,217 stock unit awards that vest on March 1, 2021, (iii) 2,835 stock unit awards that vest on March 1, 2022 and (iv) 1,448 stock awards that vest on March 1, 2023.

(7)	Represents the amount of shares of common stock underlying unexercised stock options granted to him on December 13, 2017 that were exercisable and unexercisable, respectively, as of December 31, 2019.

(8)	Includes (i) 1,389 stock unit awards that vested on March 1, 2020, (ii) 2,741 stock unit awards that vest on March 1, 2021, (iii) 2,738 stock unit awards that vest on March 1, 2022 and (iv) 1,351 stock awards that vest on March 1, 2023.

Potential Payments upon Termination or Change of Control and Severance Plans

Mr. Bailly may be entitled to payment upon his termination or upon a change of control of the Company, as described above under “Employment Contract.” Under the terms of his employment agreement, if (i) Mr. Bailly’s employment with the Company is terminated by the Company without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with the Company for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement) of the Company, then the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for the Company under the tax code’s golden parachute rules. Accordingly, assuming the triggering event occurred on December 31, 2019, Mr. Bailly would have been entitled to receive a lump sum payment of $4,344,881. Additionally, if Mr. Bailly is terminated by the Company without Cause or if he terminates his employment for Good Reason, he is also entitled to extended health insurance benefits for a period of up to thirty-six months. Assuming a December 31, 2019 triggering date, Mr. Bailly would have been entitled to receive health insurance benefits valued at $33,850. The agreement also provides that in the event of (i) a Change in Control of the Company or (ii) termination of Mr. Bailly’s employment by the Company without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. Assuming a December 31, 2019 triggering date, Mr. Bailly would have been entitled to receive vested equity valued at $1,787,101 calculated based on the closing price of the Common Stock as of December 31, 2019, which was $49.61.

In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment agreement with the Company will receive a severance benefit should the employee’s employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months. Accordingly, assuming termination on December 31, 2019, such named executive officers would have been entitled to the following payments:

Name	Severance Payment ($)
Ronald J. Lataille	$517,500
Mitchell C. Rock	$495,000
William David Smith	$254,167
Christopher P. Litterio	$137,500

Director Compensation—2019

Beginning in June 2019, for the fiscal year ended December 31, 2019, non-employee directors received: (i) an annual retainer of $115,000, with a $45,000 cash component and a $70,000 equity component, payable 50% in the form of restricted stock unit awards (“RSU’s”) that vest on May 31 of the following year and 50% in the form of stock options that become exercisable on May 31 of the following year, (ii) an annual audit committee retainer of $9,000 in cash, with an additional $11,000 for the non-employee director serving as audit committee chair, (iii) an annual compensation committee retainer of $6,000 in cash, with an additional $9,000 for the non-employee director serving as compensation committee chair, (iv) reimbursement of expenses for each meeting physically attended, and (v) an annual lead independent director retainer of $15,000 for the individual serving in that position. Mr. Kozin currently serves as the Lead Independent Director, a position he has held since January 2015. There was no additional compensation paid for services to the nominating committee.

Under our stock ownership guidelines, the Board has established a goal that, within five years after joining the Board, each non-employee Board member beneficially own Company stock valued at three times his or her annual base cash retainer fee.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
Marc Kozin	51,750	35,000	35,000	121,750
Thomas Oberdorf	42,000	35,000	35,000	112,000
Robert W. Pierce, Jr.	42,000	35,000	35,000	112,000
Lucia Luce Quinn	46,250	35,000	35,000	116,250
Daniel C. Croteau	40,500	35,000	35,000	110,500
Cynthia L. Feldmann	48,750	35,000	35,000	118,750

(1)	On June 5, 2019 the Company granted to each continuing non-employee director who resided on the Board at that date, free of any restrictions, 907 RSU’s with a value equal to approximately $35,000, calculated using the $38.61 closing price of the Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

(2)	On June 5, 2019 the Company granted to each continuing non-employee director who resided on the Board at that date, 2,756 non-qualified stock options to acquire Common Stock. Each option is exercisable in its entirety on May 31, 2020 and has a ten-year life with an exercise price of $38.61, the closing price of the Company’s Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock options computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

(3)	Messrs. Kozin, Oberdorf, Pierce and Croteau and Ms. Quinn and Ms. Feldmann had outstanding Option Awards at December 31, 2019 of 18,989, 25,396, 18,989, 10,718, 14,986 and 6,536, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

R. Jeffrey Bailly. In fiscal 2019, we paid Mr. Bailly’s brother compensation in the aggregate amount of approximately $157,666, which primarily consisted of salary and of benefits available to all employees, for services rendered to the Company in his capacity as Director, Corporate Estimating.

EQUITY COMPENSATION PLAN INFORMATION

The following table discloses the securities authorized for issuance under the Company’s stock incentive plans as of December 31, 2019.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	214,038	$25.34	882,892
Equity compensation plans not approved by security holders	—	—	—
Total	214,038	$25.34	882,892

(1)	Includes the Company’s 2003 Incentive Plan and 2009 Non-Employee Director Stock Incentive Plan.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The Company is seeking the approval by its stockholders of a non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Officer and Director Compensation” and “Executive Compensation.” While this stockholders’ vote on executive compensation is only an advisory vote that is not binding on the Company or the Board of Directors, the Company values the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully above under “Executive Officer and Director Compensation,” the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include performance-based restricted stock awards with a time-based vesting component as a significant element of prospective executive compensation so that the value of a portion of an executive’s compensation is dependent upon both company-wide performance measures and continued employment.

We urge stockholders to read the Executive Officer and Director Compensation, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Officer and Director Compensation are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success. To that end, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Executive Officer and Director Compensation section, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby APPROVED.

Principal Effects of Approval or Non-Approval of the Proposal

The approval of the compensation of the named executive officers, commonly known as a “say-on-pay” resolution, is non-binding on the Board of Directors. As stated above, although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

It is the Company’s current intention to provide stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2021 annual meeting of stockholders.

Vote Required

The non-binding approval of the compensation of the named executive officers by the stockholders requires the approval of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company’s relationship with Grant Thornton and take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company’s independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting is required to ratify the appointment of Grant Thornton. Abstentions will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Please see Voting Procedure section below, with respect to broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

Independent Registered Public Accounting Firm

The Audit Committee has appointed Grant Thornton LLP to be the Company’s independent registered public accounting firm and to audit the consolidated financial statements of the Company for the year ending December 31, 2020. The Company is advised that no member of Grant Thornton has any direct financial interest or material indirect financial interest in the Company or has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date. Grant Thornton also served as our independent registered public accounting firm during 2019 and 2018.

A representative of Grant Thornton is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

Audit Fees. The Company incurred an aggregate of approximately $495,596 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2019 and an aggregate of approximately $463,594 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2018. Audit fees include fees and expenses for professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during those years and fees for services related to the Company’s registration statements, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. The Company incurred no audit-related fees in the fiscal years ended December 31, 2019 and 2018 from Grant Thornton.

Tax Fees. The Company incurred no tax fees for the fiscal years ended December 31, 2019 and 2018, respectively, from Grant Thornton.

All Other Fees. The Company incurred no other fees for the fiscal years ended December 31, 2019 and 2018, respectively, from Grant Thornton.

The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining Grant Thornton’s independence, and believes that the provision of such services is compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Grant Thornton. These services may include audit services, audit-related services, tax services and other services.

OTHER MATTERS

Voting Procedures

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposals at the Meeting. However, if a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting, whether or not a quorum is present. Votes withheld, abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Meeting is deemed a “routine” matter, namely the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2020 (Proposal No. 4), which means that, if your shares are held in street name, your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the vote to amend the Company’s certificate of incorporation to provide for the annual election of directors (Proposal No. 2) and the non-binding advisory vote to approve executive compensation (Proposal No. 3) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur. Therefore, we urge you to give voting instructions to your bank, broker or nominee on all FOUR voting items.

The persons named as the proxies, R. Jeffrey Bailly, Christopher P. Litterio and Ronald J. Lataille, were selected by the Board of Directors. We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.

Other Proposed Action

The Board of Directors knows of no matters that may come before the Meeting other than those discussed above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment and applicable laws and regulations.

Stockholder Communications

Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504. In general, any stockholder communication directed to the Board or a committee thereof will be delivered to the Board or the appropriate committee. However, the Company reserves the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Stockholder Proposals and Nominations for Director

Stockholder proposals for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company no later than December 29, 2020. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company’s Bylaws.

The Company’s Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the Company’s 2020 Annual Meeting without inclusion in the Company’s proxy statement for that meeting. Written notice of such stockholder proposals and director nominations for the Company’s Annual Meeting of Stockholders in 2021 must be received by the Company’s Board of Directors, c/o Secretary, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504, not later than March 12, 2021 and must not have been received earlier than February 10, 2021 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify the Company within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Pursuant to the Company’s Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of the Company’s stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that such stockholder is the holder of record, is entitled to vote, and intends to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with Securities and Exchange Commission requirements and inclusion of such proposal within a proxy statement prepared by the Company. Compliance with the Company’s Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934).

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of the Proxy Statement entitled “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission, this Proxy Statement and the Proxy Card are available to stockholders without charge at the Company’s website, www.ufpt.com/investors/filings.html, and upon written request addressed to Investor Relations, UFP Technologies, Inc. at 100 Hale Street, Newburyport, Massachusetts 01950-3504.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Appendix A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

UFP TECHNOLOGIES, INC.

UFP Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:       The name of the Corporation is UFP Technologies, Inc.

SECOND:       The date on which the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 15, 1993.

THIRD:       The Board of Directors of the Corporation, acting in accordance with provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions providing that it was advisable and in the best interests of the Corporation that the Certificate of Incorporation, as amended, be amended by striking out Article EIGHTH, Section (c) in its entirety, and by substituting in lieu thereof the following new Article EIGHTH, Section (c):

“(c)       The directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three (3) classes, to be known as “Class I,” “Class II” and “Class III,” with each class to be apportioned as nearly equal in number as possible in accordance with a resolution or resolutions adopted by the Board of Directors. The term for each Class I, Class II and Class III directorship as of the date of this Certificate of Amendment shall continue for the remaining term of such directorship for such class, and thereafter such directorship shall no longer be classified and the term for such directorship shall be an annual term until the next succeeding annual meeting of stockholders and until such successors are duly elected and qualified.”

FOURTH:       Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for its approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

In Witness Whereof, UFP Technologies, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this ____ day of ______________, 2020.

UFP TECHNOLOGIES, INC.

By:________________________

Name:

Title:

Appendix B

AMENDED AND RESTATED BY-LAWS

of

UFP TECHNOLOGIES, INC.

A Delaware Corporation

As amended and restated,

effective as of [June 10], 2020

/s/ Christopher P. Litterio

Christopher P. Litterio, Secretary

AMENDED AND RESTATED BY-LAWS

i

ii

AMENDED AND RESTATED BY-LAWS

OF

UFP TECHNOLOGIES, INC.

(A Delaware Corporation)

ARTICLE I.

Stockholders

Section 1.1 Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the board of directors, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. The board of directors may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

Section 1.2 Special Meetings. Special meetings of the stockholders may be called at any time only by the president, the chief executive officer or the board of directors. Special meetings of the stockholders shall be held at such time, date and place within or outside of the State of Delaware as may be designated in the notice of such meeting. The board of directors may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL. Business transacted at any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice of such meeting.

Section 1.3 Notice of Meeting. A written notice stating the place, if any, date, and hour of each meeting of the stockholders, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these by-laws, is entitled to such notice, by delivering such notice to such person or leaving it at his, her or its residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation or by giving notice by electronic transmission as permitted by Section 8.10 of these by-laws, at least ten (10) days and not more than sixty (60) before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.

The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful, (iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise excepted by law. A waiver of notice or electronic transmission of any regular or special meeting of the stockholders need not specify the business to be transacted or the purposes of the meeting unless so required by the Certificate of Incorporation or these bylaws.

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If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 1.4 Notice of Stockholder Business and Nominations.

(A)             Annual Meetings of Stockholders.

(1)             Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the nominating and corporate governance committee of the board of directors or the board of directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.4 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.4.

(2)             For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.4, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to

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be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to the shares of stock of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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(3)             Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.4 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(B)             Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.4 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.4. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.4 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C)             General.

(1)             Only such persons who are nominated in accordance with the procedures set forth in this Section 1.4 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.4. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(vi) of this Section 1.4) and

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(b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.4, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)             For purposes of this Section 1.4, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)             Notwithstanding the foregoing provisions of this Section 1.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.4; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.4 (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 1.4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of A(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.5 Quorum. The holders of a majority in voting power of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

Section 1.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by proxy. Any such proxy may be in writing, or by means of electronic transmission (including telephone, electronic mail, the Internet or such other electronic means as the board of directors may determine from time to time) that sets forth or is submitted with information from which it can be determined that such transmission was authorized by the stockholder, or by such other means permitted under applicable law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

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Section 1.7 Action at Meeting. When a quorum is present at any meeting of stockholders, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 1.8 Action Without Meeting. All action required or permitted to be taken by the stockholders must be taken at a meeting of the stockholders duly called and held in accordance with law and in accordance with the Certificate of Incorporation and these bylaws. The stockholders cannot act by written consent.

Section 1.9 Voting of Shares of Certain Holders. Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.

Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

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Section 1.10 Stockholder Lists. The secretary (or the corporation’s transfer agent or other person authorized by these by-laws or by law) shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II.

Board of Directors

Section 2.1 Powers. Except as reserved to the stockholders by law or by the Certificate of Incorporation, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

Section 2.2 Number of Directors; Qualifications. Subject to Section 2.5, the board of directors shall consist of such number of directors (which shall not be less than three) as shall be fixed initially by the incorporator(s) and thereafter, from time to time, by resolution of the board of directors. No director need be a stockholder.

Section 2.3 Election of Directors. The initial board of directors shall be designated in the Certificate of Incorporation, or if not so designated, elected by the incorporator(s) at the first meeting thereof. Thereafter, directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting, in accordance with the provisions of the Certificate of Incorporation.

Section 2.4 Vacancies. In the case of any vacancy in the board of directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the board, the appointment or election of a director to fill such vacancy shall be only by vote of a majority of the directors then in office, whether or not constituting a quorum. The director thus appointed or elected shall hold office until his successor is duly elected and qualified or his earlier resignation or removal.

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Section 2.5 Change in Size of the Board. The number of members of the board of directors may be changed by vote of a majority of the directors then in office or by the stockholders by vote of eighty percent (80%) of the shares of voting stock outstanding.

Section 2.6 Tenure and Resignation. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are duly elected and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation, or by giving notice by electronic transmission as permitted by Section 8.10 of these by-laws, to the corporation at its principal office or to the chairman of the board, if any, or to the president, secretary or assistant secretary, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 2.7 Removal. A director may be removed from office only for cause, by vote of the holders of ~~eighty percent (80%)~~ a majority of the shares then entitled to vote at an election of directors ~~voting stock then outstanding~~, after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 2.8 Meetings. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the State of Delaware as the board of directors may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the chief executive officer, the president (if a director) or a majority of the directors. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 2.9 Notice of Meeting. It shall be sufficient notice to a director to send or give notice (i) by mail at least seventy-two (72) hours before the meeting addressed to such person at his usual or last known business or residence address or (ii) in person, by telephone, facsimile or electronic transmission to the extent provided in Section 8.10 of these by-laws, at least twenty-four (24) hours before the meeting. Notice shall be given by the secretary, or in his absence or unavailability, may be given by any of an assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice signed by the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, executed or transmitted by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a meeting of the board of directors or any committee thereof need not specify the purposes of the meeting.

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Section 2.10 Agenda. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

Section 2.11 Quorum. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 2.12 Action at Meeting. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Certificate of Incorporation or by these by-laws.

Section 2.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting if all of the members of the board of directors or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as a vote of the board of directors or committee, as the case may be, at a meeting.

Section 2.14 Committees. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these bylaws they may not delegate. In addition to other committees that the board of directors may designate from time to time, the board of directors shall designate a compensation committee and an audit committee. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in place of the absent or disqualified member. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of the committee. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these by-laws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

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ARTICLE III.
Officers

Section 3.1 Enumeration. The officers shall consist of a president, a treasurer, a secretary and such other officers and agents (including a chairman of the board, a chief executive officer, one or more vice-presidents, assistant treasurers and assistant secretaries), as the board of directors may, in its discretion, determine.

Section 3.2 Election. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the directors at such meeting or at any other meeting.

Section 3.3 Qualification. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

Section 3.4 Tenure. Except as otherwise provided by the Certificate of Incorporation or these by-laws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

Section 3.5 Removal. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.

Section 3.6 Resignation. Any officer may resign by delivering or mailing postage prepaid a written resignation, or by giving notice by electronic transmission as permitted by Section 8.10 of these by-laws, to the corporation at its principal office or to the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

Section 3.7 Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

Section 3.8 Chairman of the Board. The board of directors may appoint a chairman of the board and may designate the chairman of the board as chief executive officer. If the board of directors appoints a chairman of the board, he shall preside at all meetings of the stockholders and of the board of directors at which present and shall perform such other duties and possess such other powers as are assigned to him by the board of directors.

Section 3.9 Chief Executive Officer. The board of directors may appoint a chief executive officer, who may be a person other than the chairman of the board or the president. Unless a chairman of the board is so designated or except as otherwise voted by the board of directors, the chief executive officer shall preside at all meetings of the stockholders and of the board of directors at which present. The chief executive officer shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

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Section 3.10 President. The president shall be the chief executive officer of the corporation, unless another person is so designated. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

Section 3.11 Vice-President(s). The vice-president(s), if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.12 Treasurer and Assistant Treasurers. The treasurer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open to the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors.

Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

Section 3.13 Secretary and Assistant Secretaries. The secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The secretary shall notify the stockholders and directors, when required by law or by these by-laws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

Assistant secretaries, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

Section 3.14 Other Powers and Duties. Subject to these by-laws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

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ARTICLE IV.

Capital Stock

Section 4.1 Stock Certificates. The shares of capital stock of the corporation shall be represented by certificates in such form as shall, in conformity to law, be prescribed from time to time by the board of directors, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile.

If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Section 4.2 Transfer of Shares. Transfers of stock shall be made only on the books of the corporation, and in the case of certificated shares of stock, title to a certificate of stock and to the shares represented thereby shall be transferred by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties. In the case of uncertificated shares of stock, title to the uncertificated shares shall be transferred upon receipt by the corporation or its transfer agent of proper transfer instructions from the registered holder of the shares or by transfer instructions accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the uncertificated shares.

Section 4.3 Record Holders. Except as otherwise may be required by law, by the Certificate of Incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 4.4 Record Date.

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(a)   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board may fix a new record date for the adjourned meeting.

(b)   In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 4.5 Transfer Agent and Registrar for Shares of Corporation. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders’ ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders’ ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders’ ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders’ ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders’ ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders’ ledger maintained by the transfer agent.

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Section 4.6 Loss of Certificates. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

Section 4.7 Restrictions on Transfer. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the by-laws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 4.8 Multiple Classes of Stock. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these by-laws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE V.

Dividends

Section 5.1 Declaration of Dividends. Except as otherwise required by law or by the Certificate of Incorporation, the board of directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation’s stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.

Section 5.2 Reserves. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

ARTICLE VI.

Powers of Officers to Contract
with the Corporation

Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature

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between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person’s relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE VII.

Indemnification

Section 7.1 Definitions. For purposes of this Article VII the following terms shall have the meanings indicated:

"Corporate Status" describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the corporation.

"Court" means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

"Covered Person" means a person who is a present or former director or Officer of the corporation and shall include such person's legal representatives, heirs, executors and administrators.

"Disinterested" describes any individual, whether or not that individual is a director, Officer, employee or agent of the corporation, who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of Expenses or other action is sought by a Covered Person.

"Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

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"Good Faith" shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person's conduct was unlawful.

"Improper Personal Benefit" shall include, but not be limited to, the personal gain in fact by reason of a person's Corporate Status of a financial profit, monies or other advantage not also accruing to the benefit of the corporation or to the stockholders generally and which is unrelated to his usual compensation including, but not limited to, (i) in exchange for the exercise of influence over the corporation's affairs, (ii) as a result of the diversion of corporate opportunity, or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the corporation's securities. Notwithstanding the foregoing, "Improper Personal Benefit" shall not include any benefit, directly or indirectly, related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the corporation.

"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or Covered Person in an action to determine the Covered Person's rights under this Article.

"Officer" means the chairman of the board, the president, vice presidents, treasurer, assistant treasurer(s), secretary, assistant secretary and such other executive officers as are appointed by the board of directors of the corporation and explicitly entitled to indemnification hereunder.

"Proceeding" includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person's rights under this Article to the extent provided in Section 7.14 of this Article. "Proceeding" shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

Section 7.2 Right to Indemnification in General.

(a)   Covered Persons. The corporation may indemnify, and may advance Expenses, to each Covered Person who is, was or is threatened to be made a party or otherwise involved in any Proceeding, as provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

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The indemnification provisions in this Article shall be deemed to be a contract between the corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Covered Person.

(b)   Employees and Agents. The corporation may, to the extent authorized from time to time by the board of directors, grant indemnification and the advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of Expenses of Covered Persons.

Section 7.3 Proceedings Other Than Proceedings by or in the Right of the Corporation. Each Covered Person may be entitled to the rights of indemnification provided in this Section 7.3 if, by reason of such Covered Person's Corporate Status, such Covered Person is, was or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation. Each Covered Person may be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.

Section 7.4 Proceedings by or in the Right of the Corporation. Each Covered Person may be entitled to the rights of indemnification provided in this Section 7.4 if, by reason of such Covered Person's Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor. Such Covered Person may be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding if such Covered Person acted in Good Faith and such Covered Person has not been adjudged during the course of such proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

Section 7.5 Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith. If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7.5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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Section 7.6 Indemnification for Expenses of a Witness. Notwithstanding any provision of this Article to the contrary, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.

Section 7.7 Advancement of Expenses. Notwithstanding any provision of this Article to the contrary, the corporation may advance all reasonable Expenses which, by reason of a Covered Person's Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within thirty (30) days after the receipt by the corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if such Covered Person shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertaking to repay pursuant to this Section 7.7 may be unsecured interest free, as the corporation sees fit. Advancement of Expenses pursuant to this Section 7.7 shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body. The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 7.7.

Section 7.8 Notification and Defense of Claim. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding. The failure to notify the corporation will not relieve the corporation from any liability which it may have to such Covered Person otherwise than under this Article. With respect to any such Proceedings to which such Covered Person notifies the corporation:

(a)      The corporation will be entitled to participate in the defense at its own expense.

(b)     Except as otherwise provided below in this subparagraph (b), the corporation

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(jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below in this subparagraph (b). The Covered Person shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person except as provided in this paragraph. The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding. The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of any Proceeding brought by or in the right of the corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation's said outside counsel.

(c)      Notwithstanding any provision of this Article to the contrary, the corporation shall not be obligated to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent. The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person's written consent. Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

(d)      If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he is to be indemnified shall be made within ten (10) days after such determination.

Section 7.9 Procedures.

(a)      Method of Determination. A determination (as provided for by this Article or if required by applicable law in the specific case) with respect to a Covered Person's entitlement to indemnification shall be made either (i) by the board of directors by a majority vote of a quorum consisting of Disinterested directors, or (ii) in the event that a quorum of the board of directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, (iii) by a special litigation committee of the board of directors appointed by the board, or (iv) by the vote of the holders of a majority of the corporation's capital stock outstanding at the time entitled to vote thereon.

(b)      Initiating Request. A Covered Person who seeks indemnification under this Article shall submit a Request for Indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.

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(c)      Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall not presume that the Covered Person is or is not entitled to indemnification under this Article.

(d)   Burden of Proof. Each Covered Person shall bear the burden of going forward and demonstrating sufficient facts to support his claim for entitlement to indemnification under this Article. That burden shall be deemed satisfied by the submission of an initial Request for Indemnification pursuant to Section 7.9(b) above.

(e)   Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

(f)    Actions of Others. The knowledge, actions, or failure to act, of any director, officer, employee, agent, trustee or fiduciary of the enterprise whose daily activities the Covered Person was actually responsible may be imputed to a Covered Person for purposes of determining the right to indemnification under this Article.

Section 7.10 Action by the Corporation. Any action, payment, advance determination other than a determination made pursuant to Section 7.9(a) above, authorization, requirement, grant of indemnification or other action taken by the Corporation pursuant to this Article shall be effected exclusively through any Disinterested person so authorized by the board of directors of the corporation, including the president or any vice president of the corporation.

Section 7.11 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Certificate of Incorporation, these By-Laws, any agreement, a vote of stockholders or a resolution of the board of directors, or otherwise. No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to an Covered Person with respect to any action taken or omitted by such Covered Person in such Covered Person's Corporate Status or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

Section 7.12 Insurance. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

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Section 7.13 No Duplicative Payment. The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 7.14 Expenses of Adjudication. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person's rights under, or to recover damages for breach of, this Article, the Covered Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all expenses (of the types described in the definition of Expenses in Section 7.1 of this Article) actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

Section 7.15 Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)    the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)   to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII.
Miscellaneous Provisions

Section 8.1 Certificate of Incorporation. All references in these by-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

Section 8.2 Fiscal Year. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on December 31st of each year.

Section 8.3 Corporate Seal. The board of directors shall have the power to adopt and alter the seal of the corporation.

Section 8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.

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Section 8.5 Voting of Securities. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

Section 8.6 Evidence of Authority. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these by-laws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

Section 8.7 Corporate Records. Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these by-laws, or the provisions of the DGCL.

Section 8.8 Charitable Contributions. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

Section 8.9 Communications of Notices. Any notice required to be given under these by-laws may be given by (i) delivery in person, (ii) mailing it, postage prepaid, first class, (iii) mailing it by nationally or internationally recognized second day or faster courier service, or (iv) electronic transmission, in each case, to the addressee; provided however that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means.

Section 8.10 Electronic Transmissions. Notwithstanding any reference in these bylaws to written instruments, all notices, meetings, consents and other communications contemplated by these by-laws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the board of directors of the corporation.

ARTICLE IX.

Amendments

Section 9.1 Amendment by Stockholders. Prior to the issuance of stock, these by-laws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these by-laws may be amended altered or repealed by the stockholders at any annual or special meeting by vote of a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Certificate of Incorporation or another provision of these by-laws, such amendment shall require the vote that would have been required by law, the Certificate of Incorporation or these by-laws or such other provision of these by-laws. Notice and a copy of any proposal to amend these by-laws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

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Section 9.2 Amendment by Board of Directors. These by-laws may be amended or altered by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the by-laws in a manner which:

(a)              changes the stockholder voting requirements for any action;

(b)              alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

(c)              alters the provisions of Article IX hereof; or

(d)              permits the board of directors to take any action which under law, the Certificate of Incorporation, or these by-laws is required to be taken by the stockholders.

Any amendment of these by-laws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

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KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below . 0 0 0 0 0000461438_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. ELECTION OF DIRECTORS Nominees 01) Robert W. Pierce, Jr. 02) Daniel C. Croteau 03) Cynthia L. Feldmann For Against Abstain 0 0 0 0 0 0 0 0 0 UFP TECHNOLOGIES, INC. 100 HALE STREET NEWBURYPORT, MA 01950 - 3504 USA VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UFPT2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To amend the Company's Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors. 3. A non - binding advisory resolution to approve our executive compensation. 4. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No 0 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes No 0 0 Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

0000461438_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com UFP TECHNOLOGIES, INC. Annual Meeting of Stockholders June 10, 2020, 10:00 AM EDT The undersigned hereby appoints R . Jeffrey Bailly, Ronald J . Lataille, and Christopher P . Litterio, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2020 Annual Meeting of Stockholders of UFP Technologies, Inc . to be held virtually via live audio webcast at www . virtualshareholdermeeting . com/UFPT 2020 , on Wednesday, June 10 , 2020 at 10 : 00 a . m . EDT, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Annual Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Annual Meeting . All previous proxies are hereby revoked . This Proxy is solicited on behalf of the Board of Directors as listed herein . It will be voted as directed by the undersigned and if no direction is indicated, it will be voted "FOR" all director nominees, "FOR" proposals 2 , 3 and 4 , and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting . Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side